UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):      October 17, 2005
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported, on October 17, 2005, Lance, Inc. (the “Company”) and its wholly-owned subsidiary, Columbus Capital Acquisitions, Inc., a North Carolina corporation (“Buyer”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Tom’s Foods Inc., a Delaware corporation (“Seller”), for the purchase by Buyer of substantially all of the assets of Seller under the direction of the United States Bankruptcy Court for the Middle District of Georgia, Columbus Division (the “Bankruptcy Court”).
     Under the Asset Purchase Agreement, Buyer agreed to provide a cash payment of $37.9 million and assume certain current liabilities. The Company guaranteed the payment and performance of the Buyer’s obligations under the Asset Purchase Agreement. The consummation of the purchase was subject to the approval of the Bankruptcy Court, which approval was granted by the Bankruptcy Court on October 19, 2005. The closing date under the Asset Purchase Agreement is October 21, 2005. A copy of the Asset Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated October 17, 2005, by and between Tom’s Foods Inc., a Delaware Corporation, Columbus Capital Acquisitions, Inc., a North Carolina Corporation and wholly-owned subsidiary of Company and, solely for purposes of Section 5.7 of the Asset Purchase Agreement, the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.

Date: October 21, 2005	By	/s/ David V. Singer

David V. Singer President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 17, 2005	0-398
LANCE, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Asset Purchase Agreement, dated October 17, 2005, by and between Tom’s Foods Inc., a Delaware Corporation, Columbus Capital Acquisitions, Inc., a North Carolina Corporation and wholly-owned subsidiary of Company and, solely for purposes of Section 5.7 of the Asset Purchase Agreement, the Company.